Exhibit 3.88

Sec. 183.0202 Wis. Stats.

State of Wisconsin

Department of Financial Institutions

ARTICLES OF ORGANIZATION - LIMITED LIABILITY COMPANY

Executed by the undersigned for the purpose of forming a Wisconsin Limited Liability Company under Chapter 183 of the Wisconsin Statutes:

Article 1.	Name of the limited liability company:

CRC Recovery Wisconsin, LLC

Article 2.	The limited liability company is organized under Ch. 183 of the Wisconsin Statutes.

Article 3.	Name of the initial registered agent:

NATIONAL REGISTERED AGENTS, INC.

Article 4.	Street address of the initial registered office:

901 South Whitney way
Madison, WI 53711
United States of America

Article 5.	Management of the limited liability company shall be vested in:

A manager or managers

Article 6.	Name and complete address of each organizer:

PAMELA B. BURKE, ESQ
20400 Stevens Creek Blvd.
Suite 600
Cupertino, CA 95014
United States of America

Other Information.	This document was drafted by:

Not executed in Wisconsin

Organizer Signature:

PAMELA B. BURKE, ESQ

Date & Time of Receipt:

3/11/2008 1:00:59 PM

Sec. 183.0203 Wis. Stats.	State of Wisconsin Department of Financial Institutions Division of Corporate and Consumer Services

ARTICLES OF AMENDMENT - LIMITED LIABILITY COMPANY

Note: Articles of Amendment cannot be filed to add or remove members, managers or owners of the limited liability company. Member and manager information should be listed in the company’s operating agreement. The operating agreement is not filed with the Department of Financial Institutions.

A.	The present limited liability company name (prior to any change effected by this amendment) is:

CRC RECOVERY WISCONSIN, LLC

(Enter Limited Liability Company Name)

Text of Amendment (Refer to the existing articles of organization and the instructions on the reverse of this form. Determine those items to be changed and enter the number identifying the paragraph in the articles of organization being changed and how the amended paragraph is to read.)

RESOLVED, THAT the articles of organization be amended as follows:

ARTICLE 1. CRC WISCONSIN RD, LLC

B.	Amendment(s) to the articles of organization was adopted by the vote required by sec. 183.0404(2), Wis. Stats.

C. Executed on	3/19/08

	(Date)	(Signature)

Title:   ☐ Member    OR    ☑ Manager

(Select and mark (X) the appropriate title)	PAMELA B. BURKE
(Printed name)

This document was drafted by	PAMELA B. BURKE
(Name the individual who drafted the document)

DFI/CORP/504(R09-05)	1

ARTICLES OF AMENDMENT – Limited Liability Company

PAMELA B. BURKE
CRC HEALTH GROUP, INC. 20400 STEVENS CREEK BLVD., STE. 600 CUPERTINO, CA 95014

▲ Enter your return address within the bracket above.
Phone number during the day: (408) 367 - 0036
INSTRUCTIONS (Ref. sec. 183.0203 Wis. Stats. for document content)

Submit one original and one exact copy along with the required filing fee of $40.00 to the address listed below. Make checks payable to the “Department of Financial Institutions”. Filing fee is non-refundable. Sign the document manually or otherwise allowed under sec. 183.0107(1g)(c).

Mailing Address: Department of Financial Institutions Division of Corporate & Consumer Services P O Box 7846 Madison WI 53707-7846	Physical Address for Express Mail: Department of Financial Institutions Division of Corporate & Consumer Services 345 W. Washington Ave – 3rd Fl. Madison WI 53703	Phone: 608-261-7577 FAX: 608-267-6813 TTY: 608-266-8818

NOTICE: This form may be used to accomplish a filing required or permitted by statute to be made with the department Information requested may be used for secondary purposes. This document can be made available in alternate formats upon request to qualifying individuals with disabilities.

A. State the name of the limited liability company (before any change effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g., “Resolved, that Article 1 of the articles of organization be amended to read: ……(enter the amended article).

An amendment may change or add only those provisions that are required under sec. 183.0202, Wis. Stats., to be included in articles of organization. If the amendment changes the name of the limited liability company, the new name must contain the words “limited liability company”, or “limited liability co.” or end with the abbreviation “L.L.C.” or “LLC”.

B. This statement is required by sec. 183.0203(2)(c).

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: A member of the limited liability company, if management is vested in the members, or a manager if management is vested in one or more managers. Select and mark (X) the appropriate choice in item C.

If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed, typewritten or stamped thereon in a legible manner.

If the document is not executed in Wisconsin, enter that remark.

DFI/CORP/5041(R09-05)	2